UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 27, 2012

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2012, the Federal Home Loan Bank of San Francisco's Board of Directors (Board) approved amendments to Article III, Section I of the Bank's Bylaws to further conform the Bylaws to the Federal Housing Finance Agency's regulatory requirements for the Bank to include in its bylaws the procedures the Bank uses for nomination of independent directors and amendments to Article III, Section 9 to reflect the Federal Housing Finance Agency's expanded requirements and the Board's practices of approving certain Bank policies and plans. The Board also approved a new Section 12 to Article III to reflect the Board's current practice and responsibility to adopt annually a written director compensation and expense reimbursement policy. In addition, the Board approved technical and clarifying changes. The effective date of these amendments is January 27, 2012.

The foregoing description of the amendments to the Bank's Bylaws is qualified in its entirety by reference to the amended and restated Bank's Bylaws, a marked copy (to show changes from the prior version) of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
	3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated January 27, 2012 (marked to show changes from the prior version)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 2, 2012	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen
Executive Vice President and Chief Operating Officer